Exhibit 99.1

News Release

Toshiba and Amkor Jointly Agree to Postpone Discussions for Acquisition of Toshiba’s Malaysian Semiconductor Assembly and Test Operations Due to Thailand Flooding

TOKYO & CHANDLER, Ariz. — November 14, 2011 — Toshiba Corporation (TOKYO:6502) and Amkor Technology, Inc. (Nasdaq:AMKR) today announced that, in light of severe flooding in Thailand affecting the operations of a subsidiary of Toshiba, Toshiba Electronics Malaysia Sdn. Bhd., Toshiba and Amkor have jointly agreed to postpone discussions regarding the previously announced proposed acquisition by Amkor of Toshiba’s semiconductor assembly operation in Malaysia.

“We express our sympathies to the victims of the flooding in Thailand, as well as to Toshiba and all of their employees who have been affected by this tragedy,” said Ken Joyce, Amkor’s president and chief executive officer. “We are working closely with Toshiba to support them during this challenging time and we certainly understand and respect their decision to postpone our negotiations at this time while they focus on the more immediate business needs created by the flood.”

About Toshiba

Toshiba is a world leader and innovator in pioneering high technology, a diversified manufacturer and marketer of advanced electronic and electrical products spanning digital consumer products; electronic devices and components; power systems, including nuclear energy; industrial and social infrastructure systems; and home appliances.

Toshiba was founded in 1875, and today operates a global network of more than 490 companies, with 203,000 employees worldwide and annual sales surpassing 6.3 trillion yen (US$77 billion). Visit Toshiba’s web site at www.toshiba.co.jp/index.htm

About Amkor

Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s Securities and Exchange Commission (the “SEC”) filings and on Amkor’s website: www.amkor.com.

Toshiba Disclaimer

This press release contains forward-looking statements concerning future plans, strategies and the performance of Toshiba Group. These statements are based on management’s assumptions and beliefs in light of the economic, financial and other data currently available. Furthermore, they are subject to a number of risks and uncertainties. Toshiba therefore wishes to caution readers that actual results might differ materially from our expectations. Major risk factors that may have a material influence on results are indicated below, though this list is not necessarily exhaustive.

•	Major disasters, including earthquakes and typhoons;

•	Disputes, including lawsuits, in Japan and other countries;

•	Success or failure of alliances or joint ventures promoted in collaboration with other companies;

•	Success or failure of new businesses or R&D investment;

•	Changes in political and economic conditions in Japan and abroad;

•	Unexpected regulatory changes;

•	Rapid changes in the supply and demand situation in major markets and intensified price competition;

•	Significant capital expenditure for production facilities and rapid changes in the market;

•	Changes in financial markets, including fluctuations in interest rates and exchange rates.

Amkor Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the proposed acquisition. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the fact that the parties may not resume discussions regarding the proposed acquisition. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in our Annual Report on Form 10-K for the year ended December 31, 2010, and in our subsequent filings with the SEC made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contacts:

Toshiba Corporation

Keisuke Omori

Corporate Communications Office

+81-3-3457-2105

keisuke.oomori@toshiba.co.jp

or

Amkor Technology, Inc.

Greg Johnson

Sr. Director, Corporate Communications

480-786-7594

greg.johnson@amkor.com